UNITED STATES
SECURITES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):     May 5, 2000

Commission File No. 000-24657

MANNATECH, INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Texas (State or other Jurisdiction of Incorporation or Organization)	75-2508900 (I.R.S. Employer Identification No.)

600 S. Royal Lane, Suite 200
Coppell, Texas
75019
(Address of Principal Executive Offices, including Zip Code)

Registrant's Telephone Number, including Area Code:   (972) 471-7400

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Item 6.  Resignation of Registrant's Director

          On May 5, 2000, Mannatech's Board of Directors REJECTED his proposal and accepted the written resignation of Mr. Samuel L. Caster as the Co-Chairman of the Board and employee of Mannatech. Mr. Caster outlined his resignation and disagreement with Mannatech in letters dated May 3, 2000, which are attached hereto as Exhibits 99.1 and 99.2. Mr. Caster identified the following reasons for his resignation:

o	his removal as President of Mannatech, Incorporated on March 31, 2000;
o	a refusal of the Board of Directors to nominate him as the sole Chairman of the Board;
o	his belief that he no longer was empowered to make a "significant contribution" to Mannatech;
o	his belief that his business philosophies were irreconcilable with those of Mannatech's management;
o	his allegation of the destruction of our associates' confidence in corporate management due to "insider stock selling"; and
o

his condition that he would rescind his resignation if Mannatech accepted his proposal whereby, among other things, Mannatech would buy back Charles and Bill Firoetti's shares of our common stock at a price equal to the lessor of $2.00 per share or 80% of their market value on the day of the transaction.

          Mannatech believes Mr. Caster's reasons for resigning were ultimately personal; however, we strongly disagree with Mr. Caster's allegations, which are summarized above. Our reasons for the disagreements are as follows:

o

With regard to Mr. Caster's belief that he was no longer empowered to make a significant contribution to Mannatech, Mannatech believes Mr. Caster still was a significant contributor as he was appointed as Co-Chairman of the Board on April 1, 2000 and still was active in daily management decisions.

o

Concerning Mr. Caster's belief that Mannatech management destroyed our associates' confidence and trust in it, Mannatech does not believe this allegation but believes instead that it has always kept the communication lines between our associates and management open and would certainly welcome any comments or concerns they may pose.

o

With respect to Mr. Caster's belief that some of the members of the Board of Directors conspired to block his promotion to sole Chairman of the Board, the Board of Directors denies this allegation and believes it is without merit.

o

Mr. Caster believes stock sales by officers may constitute "insider stock selling" or be perceived, by the associates and shareholders, as having a negative connotation. Mannatech believes all stock trades by our directors, officers and 10% beneficial owners have been reported as required by Section 16 of the Securities Exchange Act of 1934.

o

Mr. Caster's proposal to have Mannatech buy Mr. Charles (Skip) Fioretti and Bill Fioretti's stock is without merit as Mr. Caster does not have the authority to obligate Mannatech to buy back its shares of stock. In addition, Mr. Caster did not follow observe our bylaws in recommending this as an agenda item for discussion at the Board meetings. Even if the Board were to accept Mr. Caster's suggestion to have Mannatech buy back the Fiorettis' shares, Mannatech would have to record a compensation charge of approximately $7 million, which would equal the difference between the fair market value of the stock and the sale price of the stock. A similar charge would have to be recorded if the stock of Mr. Caster or of the Fiorettis were sold at below fair market value of the stock. Furthermore, Messrs. Sam Caster, Charles (Skip) Fioretti and Bill Fioretti among other officers, directors, employees and 10% beneficial owners, would be required, under the Securities and Exchange Act of 1934, to file various forms with the Securities and Exchange Commission regarding the sale of some or all of their shares of stock. These forms would be disclosed to the public. In addition, Mannatech would have an obligation to disclose any major changes in ownership and file certain forms with the Securities and Exchange Commission. Therefore, the Board rejected Mr. Caster's proposal in its entirety, as they believe it was not in the best interest of Mannatech or its shareholders.

o

Mr. Caster's proposal for reorganization of the Board and its executive officers would clearly benefit Mr. Caster more than it would benefit Mannatech and its shareholders. If his proposal were accepted by Mannatech, it would force Mannatech to record millions of dollars of charges for severance pay and buying back the stock, causing us to allocate all of our current cash flow and working capital, which is currently being used to fund our expansion into Japan, to pay executive officers and major shareholders.

o

As far as the allegations about the erosion of Mannatech's economic prospects and other plans by management, Mannatech believes they are untrue and refers to the discussions in the recent Form 10-Q (File No. 000-24657) filed on May 12, 2000 and Form 10-K (File No. 000-24657) filed on March 30, 2000.

          Forward-Looking Statements

          Some of our statements contained in this report may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995 and that are subject to certain events, risk and uncertainties that may be outside our control. Forward-looking statements are based on the beliefs and assumptions of management. These forward-looking statements include, but are not limited to, statements that management destroyed associate confidence and trust or conspired to block promotions; management's beliefs about insider stock sale allegations and its beliefs regarding stock transactions, as reported by directors, officers and 10% beneficial owners with respect to these transactions; management's assessment of future charges to the income statement and that certain statements and allegations are untrue or without merit.

          In some cases, forward-looking statements may be identified by terminology such as "may", "could", "would", "feels", "believes", "continue" or the negative of such terms and other comparable terminology. Although we believe that the expectations and beliefs reflected in the forward-looking statements are reasonable, we cannot guarantee future events or beliefs. Moreover, neither we nor anyone else assumes responsibility for the accuracy and completeness of such statements and are under no duty to update any of the forward-looking statements after the date of this report.

Item 7.  Financial Statements and Exhibits

Exhibits:

99.1	Letter of resignation by Mr. Samuel L. Caster, dated May 3, 2000, for presentation at the May 5, 2000 Board of Directors meeting.
99.2	Proposal for Reorganization of Board Leadership by Mr. Samuel L. Caster, dated May 3, 2000, for presentation at the May 5, 2000 Board of Directors meeting.

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SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MANNATECH, INCORPORATED

Date: May 12, 2000	/s/ Robert M. Henry ______________________________________ Name: Robert M. Henry Title: Chief Executive Officer

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